Exhibit 10.1

REGISTRATION RIGHTS AGREEMENT

AMENDMENT

THIS AMENDMENT, dated May 5, 2011, is hereby being made to the REGISTRATION RIGHTS AGREEMENT (“the RR Agreement”) entered into on or about January 26, 2011 by and between

Medical Billing Assistance Inc., a Colorado corporation, with its principal office at 709 South Harbor City Boulevard, Suite 250, Melbourne, FL 32901 (hereinafter referred to as the “Company”),

and

Kodiak Capital Group, LLC, a Delaware Limited Liability Company, with its principal office at One Columbus Place, 25th Floor, New York, NY 10019 (hereinafter referred to as the “Holder”).

WHEREAS, in accordance with Section 10 of the RR Agreement, the Company and the Holder wish to extend the defined Registration Period.

NOW THEREFORE, in consideration of the foregoing promises and the mutual covenants contained hereinafter and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree that the Registration Period shall be extended up to and through June 30, 2011, without further extension unless agreed upon by the parties in writing.

Your signature on this Signature Page evidences your agreement to be bound by the terms and conditions of the Investment Agreement and the Registration Rights Agreement as of the date first written above.  The undersigned signatory hereby certifies that he has read and understands the Registration Rights Agreement, and the representations made by the undersigned in this Registration Rights Agreement are true and accurate, and agrees to be bound by its terms.

KODIAK CAPITAL GROUP, LLC

By:  /s/  Ryan C. Hodson

Ryan C. Hodson, Managing Director

MEDICAL BILLING ASSISTANCE INC.

By: /s/ Christian Romandetti

 Christian Romandetti, Chief Executive Officer